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                                                                 Exhibit 3.02(b)










                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                          CLEARVIEW CINEMA GROUP, INC.










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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I     MEETINGS OF STOCKHOLDERS

Section 1.1.  Place of Meetings............................................... 1
Section 1.2.  Annual Meetings................................................. 1
Section 1.3.  Special Meetings................................................ 1
Section 1.4.  Notice of Meetings.............................................. 1
Section 1.5.  Quorum; Adjournments............................................ 1
Section 1.6.  Advance Notice of Stockholder Proposals......................... 2
Section 1.7.  Advance Notice of Stockholder Nominations....................... 3
Section 1.8.  Voting.......................................................... 4
Section 1.9.  Presence at Meeting............................................. 5

ARTICLE II    DIRECTORS

Section 2.1.  Powers of Directors............................................. 5
Section 2.2.  Number, Qualifications, Election and Term of Office............. 5
Section 2.3.  Vacancies....................................................... 6
Section 2.4.  Removal of Directors............................................ 6
Section 2.5.  Annual Meeting; Other Regular Meetings.......................... 6
Section 2.6.  Special Meetings................................................ 7
Section 2.7.  Quorum.......................................................... 7
Section 2.8.  Informal Action................................................. 7
Section 2.9.  Telephone Participation in Meetings............................. 7
Section 2.10. Compensation of Directors....................................... 8

ARTICLE III   COMMITTEES OF DIRECTORS

Section 3.1.  Appointment and Powers.......................................... 5
Section 3.2.  Appointment by Committees of Substitute Members................. 8
Section 3.3.  Procedure....................................................... 8

ARTICLE IV    OFFICERS

Section 4.1.  Enumeration..................................................... 8
Section 4.2.  Chairman of the Board........................................... 9
Section 4.3.  Chief Executive Officer......................................... 9
Section 4.4.  President....................................................... 9
Section 4.5.  Vice President.................................................. 9
Section 4.6.  Secretary....................................................... 9
Section 4.7.  Treasurer...................................................... 10
Section 4.8.  Other Officers and Assistant Officers.......................... 10
Section 4.9.  Compensation................................................... 10
Section 4.10. Additional Duties of Officers.................................. 10


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ARTICLE V     INDEMNIFICATION

Section 5.1.  Indemnification in Actions, Suits or Proceedings Other
              Than Those by or in the Right of the Corporation............... 11
Section 5.2.  Indemnification in Actions, Suits or Proceedings by or
              in the Right of the Corporation................................ 11
Section 5.3.  Authorization of Indemnification............................... 12
Section 5.4.  Reliance....................................................... 12
Section 5.5.  Indemnification by a Court..................................... 13
Section 5.6.  Expenses Payable in Advance.................................... 13
Section 5.7.  Non-exclusiveness.............................................. 13
Section 5.8.  Effectiveness.................................................. 14
Section 5.9.  Insurance...................................................... 14
Section 5.10. Indemnification Expenditures................................... 14
Section 5.11. Certain Definitions............................................ 14
Section 5.12. Survival of Indemnification and Advancement of Expenses........ 15
Section 5.13. Limitation on Indemnification.................................. 15
Section 5.14. Repeal or Modification......................................... 15
Section 5.15. Indemnification of Employees and Agents........................ 15

ARTICLE VI    SHARES OF CAPITAL STOCK

Section 6.1.  Issuance of Shares............................................. 15
Section 6.2.  Shares Certificates............................................ 15
Section 6.3.  Transfer of Shares............................................. 16
Section 6.4.  Lost, Stolen, Destroyed or Mutilated Certificates.............. 16
Section 6.5.  Regulations.................................................... 16
Section 6.6.  Holders of Record.............................................. 16
Section 6.7.  Record Date.................................................... 17
Section 6.8.  Restriction on Transfer........................................ 17

ARTICLE VII   GENERAL PROVISIONS

Section 7.1.  Corporate Seal................................................. 17
Section 7.2.  Fiscal Year.................................................... 17
Section 7.3.  Authorization.................................................. 18
Section 7.4.  Financial Reports.............................................. 18
Section 7.5.  Effect of By-laws.............................................. 18

ARTICLE VIII  AMENDMENTS

Section 8.1.  General........................................................ 18


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                                    ARTICLE I

                            MEETINGS OF STOCKHOLDERS


              Section 1.1. Place of Meetings. Meetings of the stockholders shall be held at such place within or without the State of Delaware as shall be designated by the Board of Directors or the person or persons calling the meeting.

              Section 1.2. Annual Meetings. Each annual meeting of the stockholders for the election of directors and the transaction of such other
business as may properly come before the meeting shall be held on the      of
May of each year, at 10:00 a.m., prevailing time, or on such other date and at such other time as shall be designated by the Board of Directors. If the day fixed for an annual meeting is a legal holiday, the meeting shall be held at the same hour on the next succeeding full business day or as soon thereafter as practicable.

              Section 1.3. Special Meetings. Special meetings may be called at any time only by the Chairman of the Board, the Chief Executive Officer, the President or a majority of the directors then in office; provided, however, that the holders of more than fifty percent (50%) of the outstanding shares of Class A Convertible Preferred Stock, $.01 par value (the "Class A Preferred Stock"), of the Corporation may call a special meeting of the holders of the outstanding shares of Class A Preferred Stock to vote on any matter upon which such holders have the right to vote separately as a class. The only business to be transacted at a special meeting of stockholders shall be the business stated in the notice provided pursuant to Section 1.4 of these By-laws.

              Section 1.4. Notice of Meetings. A written notice stating the place, date and hour of each meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary or the person or persons authorized to call the meeting to each stockholder of record entitled to vote at such meeting, at such address as appears upon the records of the Corporation, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, unless a greater period of time is required by law in a particular case.

              Section 1.5. Quorum; Adjournments. The presence, in person or by proxy, of the holders of at least fifty percent (50%) of the outstanding shares of capital stock entitled to vote on any matter shall constitute a quorum with respect to such matter unless the affirmative vote of the holders of a greater percentage of such outstanding shares is required in order to approve such matter, in which case such percentage shall constitute a quorum with respect to such matter. The stockholders present at a duly authorized meeting can continue to do business until adjournment if a quorum


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was initially present, notwithstanding the withdrawal of enough stockholders to leave less than a quorum; provided, however, that such ability to conduct business shall not affect the vote required to take any particular action. If a meeting cannot be organized or a particular matter cannot be voted upon because a quorum is not present, those present may, except as otherwise provided by law, adjourn the meeting to such date, time and place as they may determine. In the case of any meeting called for the election of directors, those who attend the reconvening of an adjourned meeting, although they are the holders of less than fifty percent (50%) of the outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors, shall nevertheless constitute a quorum for the purpose of electing those directors. When a meeting is adjourned, it shall not be necessary to give any notice of the date on and time and place at which such meeting shall be reconvened or of the business to be transacted at a reconvened meeting other than by announcement at the meeting at which such adjournment is taken, unless, after the adjournment is taken, a new record date is fixed for the reconvening of such meeting, in which case, a notice of the reconvening of such meeting shall be given to each stockholder of record entitled to vote at the meeting.

              Section 1.6. Advance Notice of Stockholder Proposals. At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before such meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who complies with the notice procedure set forth in this Section 1.6. For business to be properly brought before any annual meeting of the stockholders by a stockholder, such stockholder must be entitled under Delaware law to present such business and such stockholder must give timely notice of such stockholder's intent to make such presentation. To be timely, a stockholder's notice must be received by the Secretary not less than sixty (60) days nor more than ninety (90) days in advance of the first anniversary of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the fifth day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (a) a brief description of each item of business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (c) a representation by the stockholder proposing such business that such stockholder will be a holder of record of shares of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting; (d) the class and number of shares of capital stock of the Corporation that are beneficially owned by such stockholder; and

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(e) as to each item of business the stockholder proposes to bring before the meeting, any material interest of the stockholder in such business other than as a stockholder of the Corporation. In addition, the stockholder submitting such proposal shall promptly provide any other information reasonably requested by the Corporation.

              Only such business shall be conducted at any annual meeting of stockholders as shall have been brought before such meeting in accordance with the requirements set forth in this Section 1.6. A stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section 1.6 in order to bring business before any annual meeting, including, without limitation, Rule 14a-8 under the Exchange Act. Except as otherwise required by law, the chairman of any annual meeting of stockholders shall have the power and duty (x) to determine whether any business proposed to be brought before the meeting was brought in accordance with the requirements set forth in this Section 1.6 and (y) if any proposed business was not brought in compliance with this Section 1.6, to declare that such defective proposal shall be disregarded. For purposes of this Section 1.6 and Section 1.7: "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press or any comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

              Section 1.7. Advance Notice of Stockholder Nominations. Nominations for the election of directors to be elected by the holders of the outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors (the "Common Directors") may be made by the Board of Directors or by any stockholder entitled to vote generally for the election of directors; provided, however, that a stockholder may nominate a person for election as a Common Director at a meeting only if timely notice of such stockholder's intent to make such nomination has been given to the Secretary. To be timely, a stockholder's notice must be received by the Secretary (i) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days in advance of the first anniversary of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the fifth day following the day on which public announcement of the date of such meeting is first made; and (ii) in the case of a special meeting at which any Common Directors are to be elected, no later than the close of business on the fifth day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (a) the

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name and address, as they appear on the Corporation's books, of the stockholder who intends to make the nomination and the name or names and address or addresses of the person or persons to be nominated; (b) a representation that the stockholder proposing such nomination will be a holder of record of shares of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting and nominate the person or persons specified in such notice; (c) the class and number of shares of capital stock of the Corporation that are beneficially owned by such stockholder; (d) a description of all arrangements or understandings between such stockholder and each of his, her or its nominees and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (e) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated, or intended to be nominated, by the Board of Directors; and (f) the consent of each such nominee to serve as a director of the Corporation, if so elected. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. No person shall be eligible for election as a Common Director unless nominated in accordance with the procedures set forth in this Section 1.7. A stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.7 in order to nominate any person as a Common Director.

              Except as otherwise required by law, the chairman of any meeting of stockholders shall have the power and duty (x) to determine whether a nomination was made in accordance with the requirements set forth in this
Section 1.7 and (y) if any proposed nomination was not made in compliance with this Section 1.7, to declare that such defective nomination shall be disregarded.

              Section 1.8. Voting. Except to the extent otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Corporation, as it may be subsequently amended (the "Certificate of Incorporation"), or these By-laws, every stockholder of record shall have the right at every meeting of stockholders to one (1) vote for every share of capital stock of the Corporation standing in such stockholder's name on the books of the Corporation. A majority of the votes cast shall decide every question or matter submitted to the stockholders, except to the extent otherwise provided by law, the Certificate of Incorporation or these By-laws. The vote upon any matter submitted to the stockholders may be taken viva voce; provided, however, that the vote upon any question shall be by ballot if demand for the same is made by any stockholder or it is so directed by the chairman of the relevant meeting.

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              Section 1.9. Presence at Meeting. A stockholder may participate in a meeting of the stockholders only if such stockholder or such stockholder's duly authorized proxy is physically present in person at the meeting. A stockholder or a proxy may not participate in a meeting of the stockholders by means of conference telephone or similar communications equipment.


                                   ARTICLE II


                                    DIRECTORS

              Section 2.1. Powers of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. All powers that may be exercised or performed by the Corporation shall be exercised or performed by or under the authority of the Board of Directors, except as otherwise provided by law, the Certificate of Incorporation or these By-laws.

              Section 2.2. Number, Qualifications, Election and Term of Office. Subject to the rights, if any, of the holders of shares of any class or series of Preferred Stock, $.01 par value (the "Preferred Stock"), of the Corporation then outstanding, the number of directors to manage the business and affairs of the Corporation shall be as determined by the Board of Directors from time to time, but shall not be less than three (3). Directors need not be stockholders of the Corporation nor residents of the State of Delaware. Each Common Director shall be elected by the holders of the outstanding shares of capital stock of the Corporation entitled to vote therefor at the annual meeting or any special meeting called for such purpose. Each Common Director shall be elected to serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

              The Common Directors shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of Common Directors. The initial Class I, II and III Common Directors shall be those elected and designated to serve as such pursuant to the written consent of the stockholders of the Corporation dated as of May ___, 1997 (the "Stockholders Consent"). Such Class I Common Directors shall hold office for a term to expire at the first annual meeting of the stockholders after the Stockholders Consent; such Class II Common Directors shall hold office for a term to expire at the second annual meeting of the stockholders after the Stockholders Consent; and such Class III Common Directors shall hold office for a term to expire at the third annual meeting of the stockholders after the Stockholders Consent, subject, in the case of each such Common Director, to his or her earlier death, resignation or removal. At each election of Common Directors, the Common Directors elected to succeed those whose terms have expired shall be identified as being of the same class as the Common Directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the stockholders after their election or until their respective successors are duly elected and qualified or until their earlier death, resignation or removal. If the number of Common Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional Common Director elected to any class shall hold office for a term which shall coincide with the terms of the other Common Directors in such class or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors of the Corporation shall shorten the term of any incumbent Common Director.

              Section 2.3. Vacancies. Subject to the rights of the holders of shares of any class or series of Preferred Stock then outstanding: Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the Common Directors then in office, although less than a quorum, or by a sole remaining Common Director. The occurrence of a vacancy which is not filled by action of the Board of Directors within ninety (90) days of the occurrence of such vacancy shall constitute a determination by the Board of Directors that the number of Common Directors is to be reduced so as to eliminate such vacancy, unless the Board of Directors shall specify otherwise. When one or more Common Directors shall resign from the Board of Directors, effective at a future date, a majority of the Common Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

              Section 2.4. Removal of Directors. Subject to the rights of the holders of shares of any class or series of Preferred Stock then outstanding, any director or directors may be removed from office by vote of the stockholders entitled to vote thereon only for cause at a special meeting of the stockholders called for such purpose. In case any one or more directors are so removed, new directors may be elected at the same meeting. The repeal of a provision of the Certificate of Incorporation or these By-laws prohibiting, or the addition of a provision to the Certificate of Incorporation or these By-laws permitting, the removal by stockholders of a director or directors without assigning any cause shall not apply to any incumbent director during the balance of the term for which he or she was then elected.

              Section 2.5. Annual Meeting; Other Regular Meetings. An annual meeting of the Board of Directors shall be held each year as soon as practicable after the annual meeting of stockholders, at the place where such meeting of stockholders was held or at such

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other place as the Board of Directors may determine, for the purposes of organization, election or appointment of officers and the transaction of such other business as shall come before such annual meeting. No notice of the annual meeting of the Board of Directors need be given. Other regular meetings of the Board of Directors shall be held on such dates and at such times and places as the Board of Directors may from time to time by resolution appoint; and no notice shall be required to be given of any such regular meeting. No minimum number of regular meetings and no more than one annual meeting of the Board of Directors need be called in any year.

              Section 2.6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive

Officer, the President or a majority of the directors then in office, to be held on such date and at such time (as will permit the giving of notice as provided in this Section 2.6) and at such place as may be designated by the person or persons calling the meeting. Notice of the place, date and hour of any such special meeting shall be given to each director by the Secretary (i) by written notice deposited in the United States mail not later than during the third full business day preceding the date of such meeting, or (ii) by telephone, telex, facsimile transmission or other oral, written or electronic means received not later than 24 hours before the time set for such meeting. Such notice need not refer to the business to be transacted at such meeting except action under
Article V of these By-laws. No minimum number of special meetings of the Board of Directors need be called in any year.

              Section 2.7. Quorum. More than fifty percent (50%) of the directors then in office shall constitute a quorum for the transaction of business and action may be taken by a majority of the directors present at any meeting at which a quorum is present; unless the consent of a different percentage of the directors is required with respect to any matter as provided by law, the Certificate of Incorporation, these By-laws or any resolution of the Board of Directors or the stockholders; in which case such percentage shall constitute a quorum and the necessary vote for such matter.

              Section 2.8. Informal Action. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee.

              Section 2.9. Telephone Participation in Meetings. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.9 shall constitute presence in person at such meeting.

              Section 2.10 Compensation of Directors. Each director of the Corporation, who is not a salaried officer or employee of the Corporation or of a subsidiary of the Corporation, shall receive such compensation (whether in cash or other property) and reimbursement of expenses for serving as a director and for attendance at meetings of the Board of Directors or any committee thereof as the Board of Directors may from time to time determine.


                                   ARTICLE III


                             COMMITTEES OF DIRECTORS

              Section 3.1. Appointment and Powers. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees, each of which shall consist of one or more of the directors of the Corporation. To the extent provided in the resolution establishing any committee, such committee shall have and may exercise all of the powers and authority of the Board of Directors, except to the extent prohibited by law or the Certificate of Incorporation.

              Section 3.2 Appointment by Committees of Substitute Members. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous action appoint another director to act at such meeting in the place of any such absent or disqualified member.

              Section 3.3 Procedure. The Board of Directors may establish reasonable rules and regulations for the conduct of the proceedings of any such committee and may appoint a chairman of such committee who shall be a member thereof and a secretary of such committee who need not be a member thereof. To the extent that the Board of Directors does not exercise such powers, they may be exercised by such committee.


                                   ARTICLE IV

                                    OFFICERS

              Section 4.1. Enumeration. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman of the Board, a Chief Executive Officer, a

President, such number of Vice Presidents (if any) as the Board of Directors shall from time to time elect, a Secretary, a Treasurer, and such other officers (if any) as the Board of Directors shall from time to time choose and appoint or elect.

              Section 4.2. Chairman of the Board. The Chairman of the Board shall be a Common Director and preside at meetings of the Board of Directors and of the stockholders and shall have such powers and perform such duties as shall from time to time be prescribed by the Board of Directors.

              Section 4.3. Chief Executive Officer. The Chief Executive Officer shall have general charge and control over the affairs of the Corporation, subject to the Board of Directors. The Chief Executive Officer shall sign certificates for shares of capital stock of the Corporation and may execute on behalf of the Corporation any contract which has been authorized by the Board of

Directors. If there shall be no Chairman of the Board, or in his or her absence or during his or her incapacitation, the Chief Executive Officer shall preside at meetings of the stockholders. In the absence of the President or if the Board of Directors has not elected a person holding the title of "President," the Chief Executive Officer shall also perform the duties and have the powers that are incident to the office of the president of a corporation under Delaware law.

              Section 4.4 President. In the absence of the Chief Executive Officer or if the Board of Directors has not appointed a person holding the title of "Chief Executive Officer," the President shall perform the duties and exercise the powers of a chief executive officer of the Corporation, and shall report to the Board of Directors. The President shall perform such other duties and have such other powers as are incident to the office of the president of a corporation under Delaware law, except to the extent such duties and powers have been delegated to the Chief Executive Officer, or as may from time to time be prescribed by the Board of Directors. If there shall be no Chairman of the Board or Chief Executive Officer, or in their absence or during their incapacitation, the President shall preside at meetings of the stockholders.

              Section 4.5. Vice President. The Vice President or, if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors, shall have all of the powers and perform all of the duties of the President in the absence or during the incapacitation of the President. Each Vice President shall perform such other duties and have such other powers as may from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

              Section 4.6. Secretary. The Secretary shall keep a record of the proceedings of the meetings of the stockholders and directors and shall give notice as required by law or these By-laws of all such meetings. The Secretary shall have custody of the seal of the Corporation and of all books, records and papers of the Corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and be in possession thereof by resolution of the Board of Directors. The Secretary shall countersign certificates for shares of the capital stock of the Corporation. The Secretary shall perform such other duties and have such other powers as are incident to the office of the secretary of a corporation under Delaware law or as may from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

              Section 4.7. Treasurer. The Treasurer shall keep full and accurate accounts of the receipts and disbursements of the Corporation in books belonging to the Corporation, shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such banks and depositories as the Board of Directors shall designate, and shall perform such other duties and have such other powers as are incident to the office of the treasurer of a corporation under Delaware law or as may from time to time be prescribed by, or pursuant to authority delegated by, the Board of Directors.

              Section 4.8. Other Officers and Assistant Officers. The powers and duties of each other officer or assistant officer who may from time to time be chosen by the Board of Directors shall be as prescribed by, or pursuant to authority delegated by, the Board of Directors at the time of the appointment of such other officer or assistant officer or from time to time thereafter. In addition, each officer designated as an assistant officer shall assist in the performance of the duties of the officer to whom he or she is an assistant, and shall perform the duties and have the powers of such officer in the absence or during the incapacitation of such officer.

              Section 4.9. Compensation. The salaries and other compensation of all officers shall be fixed by, or pursuant to authority delegated by, the Board of Directors from time to time.

              Section 4.10. Additional Duties of Officers. The Board of Directors may from time to time by resolution increase or decrease the duties and powers of the Chairman of the Board, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Treasurer or any other officer.

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


                                    ARTICLE V

                                 INDEMNIFICATION

              Section 5.1. Indemnification in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to Section 5.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was a director or officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.


              Section 5.2. Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 5.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation or is or was a director or officer of the Corporation and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification under this Section 5.2 shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the

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Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

              Section 5.3. Authorization of Indemnification. Any indemnification under Sections 5.1 and 5.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 5.1 or 5.2, as the case may be. Such determination shall be made (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (c) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 5.1 or 5.2, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

              Section 5.4. Reliance. For purpose of any determination under
Section 5.3, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her actions were based on the records or books of account of the Corporation or Another Enterprise (as defined below), on information supplied to him or her by the officers of the Corporation or Another Enterprise in the course of their duties, on the advice of legal counsel for the Corporation or Another Enterprise or on information or records given or reports made to the Corporation or Another Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or Another Enterprise. Notwithstanding the foregoing, the fact that such person's actions were not so based on any of the foregoing shall not result in it being deemed that, and shall not be considered when making a determination whether, he or she did not act in good faith or in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, he or she had reasonable cause to believe his or her conduct was unlawful. The term "Another Enterprise" as used in this Section 5.4 shall mean any corporation (other than the Corporation), partnership, joint venture, trust or other

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enterprise, which such person is or was serving at the request of the
Corporation as a director, officer, employee or agent. The provisions of this
Section 5.4 are not exclusive and do not limit in any way the manner in which a person may have met the applicable standard of conduct set forth in Section 5.1 or 5.2, as the case may be.

              Section 5.5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 5.3 or the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise provided under Sections 5.1 and 5.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 5.1 or 5.2, as the case may be. Neither a contrary determination in the specific case under Section 5.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Any application for indemnification made to any court pursuant to this
Section 5.5 shall be made in such manner and form as may be required by the applicable rules of such court or, in the absence thereof, by direction of the court to which such application is made. Notice of any application for indemnification pursuant to this Section 5.5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

              Section 5.6. Expenses Payable in Advance. Expenses (including attorneys' fees) incurred by a director or officer in defending or investigating any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article V if such an undertaking is required at the time by the General Corporation Law of the State of Delaware.

              Section 5.7. Non-exclusiveness. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any other by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that

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indemnification of the persons specified in Sections 5.1 and 5.2 shall be made to the fullest extent permitted by law. The provisions of this Article V shall not be deemed to preclude the indemnification of any person who is not specified in Section 5.1 or 5.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, including, without limitation, the provisions of subsection (h) of
Section 145 thereof, or otherwise.

              Section 5.8. Effectiveness. A finding that any provision of this
Article V is invalid or of limited application shall not affect any other provision of this Article V nor shall a finding that any portion of any provision of this Article V is invalid or of limited application affect the balance of such provision.

              Section 5.9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article V.

              Section 5.10. Indemnification Expenditures. The Board of Directors, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article V.

              Section 5.11. Certain Definitions. For purposes of this Article V, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article V.

              Section 5.12. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

              Section 5.13. Limitation on Indemnification. Notwithstanding anything contained in this Article IV to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5.5), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

              Section 5.14. Repeal or Modification. Any repeal or modification of this Article V shall not adversely affect any rights to indemnification and advancement of expenses of a director or officer of the Corporation existing pursuant to this Article V with respect to any acts or omissions occurring prior to such repeal or modification.

              Section 5.15. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article V on directors and officers of the Corporation.


                                   ARTICLE VI

                             SHARES OF CAPITAL STOCK

              Section 6.1. Issuance of Shares. Shares of capital stock of any class now or hereafter authorized, securities convertible into or exchangeable for such shares, or options or other rights to purchase such shares or securities may be issued or granted only in accordance with the authority granted by resolution of the Board of Directors.

              Section 6.2. Share Certificates. Certificates for shares of the capital stock of the Corporation shall be in the form adopted by the Board of Directors, shall be signed by the Chief Executive Officer or the President and by the Secretary or Assistant Secretary, and may be sealed with the seal of the Corporation. Where any such certificate is signed by a registrar other than the Corporation or its employee, the signatures thereon of any officer of the Corporation and, where authorized by the

Board of Directors, any transfer agent, may be facsimiles. All such certificates shall be numbered consecutively; and the name of the person owning the shares represented thereby, the number of such shares and the date of issue shall be stated on each certificate and entered on the books of the Corporation. In case any officer, transfer agent or registrar who has executed, by facsimile or otherwise, any share certificate shall have ceased to be such officer, transfer agent or registrar by reason of death, resignation or removal before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had not ceased to be such at the date of its issue.

              Section 6.3. Transfer of Shares. Shares of capital stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof in person or by such holder's duly authorized representative upon surrender to the Corporation of the certificate for such shares, duly endorsed for transfer, together with such other documents (if any) as may be required to effect such transfer.

              Section 6.4. Lost, Stolen, Destroyed or Mutilated Certificates. New share certificates may be issued to replace certificates alleged to have been lost, stolen, destroyed or mutilated, upon such terms and conditions, including proof of loss or destruction, and, if appropriate, the giving of a satisfactory bond of indemnity, as the Board of Directors or as one or more of the officers of the Corporation, as delegated to by the Board of Directors, from time to time may determine.

              Section 6.5. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these By-laws as it may deem expedient concerning the issue, transfer and registration of shares of capital stock of the Corporation. The Board of Directors may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfer and may require all share certificates to bear the signature of a transfer agent or assistant transfer agent and a registrar of transfer. The Board of Directors may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfer.

              Section 6.6. Holders of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title, or interest in, such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by Delaware law.

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


              Section 6.7. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty
(60) days prior to any other action. Only stockholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided herein. The Board of Directors may similarly fix a record date for the determination of stockholders of record for any other purpose. If no record date is fixed by the Board of
Directors: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders entitled to express consent or dissent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the close of business or the day on which the first written consent or dissent is filed with the Secretary. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any reconvening of such meeting if it is adjourned; provided, however, that the Board of Directors may fix a new record date for the reconvened meeting.

              Section 6.8. Restriction on Transfer. A restriction on the hypothecation, transfer or registration of transfer of shares of capital stock of the Corporation may be imposed either by these By-laws or by an agreement among any number of stockholders or such holders and the Corporation. No restriction so imposed shall be binding with respect to shares of capital stock of the Corporation issued prior to the adoption of the restriction unless the holders of such shares parties to such agreement or voted in favor of such restriction.


                                   ARTICLE VII

                               GENERAL PROVISIONS

              Section 7.1. Corporate Seal. The Corporation may adopt a corporate seal in such form as the Board of Directors shall from time to time determine.

              Section 7.2. Fiscal Year. The fiscal year of the Corporation shall be as designated by the Board of Directors from time to time.

              Section 7.3. Authorization. All checks, notes, vouchers, warrants, drafts, acceptances and other orders for the payment of moneys of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

              Section 7.4. Financial Reports. Subject to the requirements of applicable law, financial statements or reports shall not be required to be sent to the stockholders of the Corporation, but may be so sent in the discretion of the Board of Directors, in which event the scope of such statements or reports shall be within the discretion of the Board of Directors, and such statements or reports shall not be required to have been examined by or to be accompanied by an opinion of an accountant or firm of accountants.

              Section 7.5. Effect of By-laws. No provision in these By-laws shall vest any property right in any stockholder.


                                  ARTICLE VIII

                                   AMENDMENTS

              Section 8.1. General. The authority to adopt, amend or repeal By-laws of the Corporation is expressly conferred upon the Board of Directors, which may take such action by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting duly convened after notice of that purpose, subject always to the power of the stockholders to adopt, amend or repeal By-laws by the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation generally entitled to vote together (including the Class A Preferred Stock). Any change in the By-laws shall take effect when adopted unless otherwise provided in the resolution effecting the change.